                            SCHEDULE 14A INFORMATION/A


                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                Amendment No. 1



Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             ONCOGENE SCIENCE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies: ____________________________________________________

         (2)      Aggregate number of securities to which transaction applies:
                  _____________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ____________________________________________

         (4)      Proposed maximum aggregate value of transaction: ____________

         (5)      Total fee paid: _____________________________________________

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: _____________________________________

         (2)      Form, Schedule or Registration Statement No.: _______________

         (3)      Filing Party: _______________________________________________

         (4)      Date Filed: _________________________________________________

                                                                   ONCOGENE LOGO

                                                               February 14, 1997

Dear Stockholders:

     It is a pleasure to invite you to the annual meeting of stockholders of Oncogene Science, Inc., which will be held at the Grace Auditorium of Cold Spring Harbor Laboratory, at One Bungtown Road, Cold Spring Harbor, New York, on Wednesday, March 19, 1997, at 10:00 a.m. Eastern Standard Time. Information about the matters to be voted upon at the meeting is in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     In addition to the matters to be voted upon at the meeting there will be a presentation made on recent developments relating to the Corporation. Specific directions to Cold Spring Harbor Laboratory may be obtained by calling or writing to Ms. Kathy Galante, Investor Relations Coordinator, Oncogene Science, Inc., 106 Charles Lindbergh Boulevard, Uniondale, New York 11553, telephone no.
(516) 222-0023.

     In order to assure that a quorum is present at the meeting you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Corporation either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

     The Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 1996, is being distributed to stockholders with the attached Proxy Statement.

                                          Sincerely,

                                          /s/ GARY E. FRASHIER
                                          GARY E. FRASHIER
                                          Chief Executive Officer


 106 Charles Lindbergh Blvd., Uniondale, New York 11553-3649  (516) 222-0023 -
                               Fax (516) 222-0114

                             ONCOGENE SCIENCE, INC.
                        106 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Oncogene Science, Inc. (the "Corporation") will be held at the Grace Auditorium of Cold Spring Harbor Laboratory, located at One Bungtown Road, Cold Spring Harbor, New York, on Wednesday, March 19, 1997, at 10:00 a.m., for the following purposes:

     (1) to elect nine directors;

     (2) to consider and act upon a proposal to adopt the Corporation's 1997 Incentive and Non-Qualified Stock Option Plan;

     (3) to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants to audit the Corporation's accounts for the fiscal year ending September 30, 1997; and

     (4) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 24, 1997, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the meeting will be open to examination by stockholders for any purpose germane to the meeting during normal business hours at the Corporation's offices at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT L. VAN NOSTRAND

                                          ROBERT L. VAN NOSTRAND
                                          Secretary

February 14, 1997

                                   IMPORTANT

     Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the postage-paid envelope enclosed for your convenience. Returning a proxy will not deprive you of your right to attend the annual meeting and vote your shares in person.

                             ONCOGENE SCIENCE, INC.
                        106 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Oncogene Science, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Corporation to be held on March 19, 1997, and any adjournment or adjournments thereof (the "Meeting"). A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about February 14, 1997.

     Only holders of record of the Corporation's common stock (the "Common Stock") at the close of business on January 24, 1997, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Corporation had issued and outstanding 22,188,629 shares of Common Stock, which are the only securities of the Corporation entitled to vote at the Meeting. Each share is entitled to one vote.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting will be necessary to constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a "broker non-vote"), the shares of Common Stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

     Assuming a quorum is present, (i) directors of the Corporation will be elected by a plurality of the votes cast by stockholders present, in person or by proxy, and entitled to vote for the election of directors at the Meeting,
(ii) the affirmative vote of the holders of a majority of the issued and outstanding Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve the adoption of the Corporation's 1997 Incentive and Non-Qualified Stock Option Plan (the "1997 Plan"), and (iii) the affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting will be required for the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the ratification of the appointment of the auditors. With respect to the adoption of the 1997 Plan, abstentions will have the same effect as "no" votes, and broker non-votes will have no effect on the outcome of the vote.


     Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Corporation at any time before such proxies are voted. Attendance at the Meeting will not have the effect of revoking a proxy unless the stockholder attending the Meeting shall, in writing, notify the Secretary of the Corporation of the revocation of the proxy at any time prior to the voting of the proxy.


     The Board of Directors does not know of any matter other than the election of directors, the adoption of the 1997 Plan, and the ratification of the appointment of the auditors for the current fiscal year that is expected to be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as directors of the Corporation named below under the caption "Election of Directors," (ii) FOR the adoption of the 1997 Plan, and
(iii) FOR the ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants to audit the Corporation's accounts for the fiscal year ending September 30, 1997.

     The Corporation will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone. The Corporation may engage Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies from stockholders. In the event the Corporation does engage CIC, the Corporation will enter into an agreement with CIC pursuant to which the Corporation will pay CIC a fee of approximately $6,000 plus reimbursement of reasonable out-of-pocket expenses.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information as of December 31, 1996, regarding the beneficial ownership of Common Stock by (i) all persons known to the Corporation who own more than 5% of the outstanding shares of Common Stock,
(ii) all corporate stockholders with whom the Corporation has entered into strategic collaborations, (iii) each director and nominee for director, (iv) each executive officer, and (v) all officers and directors as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.



                                                                                        PERCENT OF
                        NAME AND ADDRESS                          NO. OF SHARES          CLASS(1)
----------------------------------------------------------------  -------------       --------------
Amerindo Investment Advisors Inc................................    3,461,600              15.60%
  388 Market Street
  San Francisco, California 94111
Hoechst Marion Roussel, Inc. ...................................    1,590,909(2)            7.01%
  10236 Marion Park Drive
  Kansas City, Missouri 64114
Becton, Dickinson and Company...................................    1,250,000               5.63%
  One Becton Drive
  Franklin Lakes, New Jersey 07417
Novartis AG.....................................................      909,091               4.10%
  CH-4002 Basel
  Switzerland
Pfizer Inc. ....................................................      587,500               2.65%
  235 East 42nd Street
  New York, New York 10017
BioChem Pharma (International) Inc. ............................      500,000               2.25%
  275 Armand-Frappier Boulevard
  Laval, Quebec
  Canada H7V 4A7
G. Morgan Browne................................................       76,940(3)               *
Arthur M. Bruskin, Ph.D. .......................................       22,545(4)               *
Gary E. Frashier................................................      125,790(5)               *
John H. French, II..............................................       55,243(6)               *
Edwin A. Gee, Ph.D. ............................................       79,790(7)               *
Colin Goddard, Ph.D. ...........................................       45,796(8)               *
Daryl K. Granner, M.D. .........................................       15,003(9)               *
Walter M. Lovenberg, Ph.D. .....................................       53,000(10)              *
Steve M. Peltzman...............................................      136,967(11)              *
Ann H. Rose, Ph.D. .............................................       65,263(12)              *
Gary Takata.....................................................       11,924(13)              *
Robert L. Van Nostrand..........................................       31,938(14)              *
John P. White...................................................       31,671(15)              *
All directors and executive officers as a group
  (thirteen persons)............................................      751,870(16)           3.29%


---------------
   * Represents ownership of less than 1% of the outstanding shares of the Corporation's Common Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable, or exercisable within 60 days are deemed beneficially owned by the person holding such options and warrants. The percent of the outstanding shares of the Corporation's Common Stock for any person or group who as of December 31,

     1996, beneficially owned any shares pursuant to options which are exercisable within 60 days of December 31, 1996, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on December 31, 1996 for each individual.

 (2) Includes 500,000 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding warrants.

 (3) Includes 400 shares owned by Mr. Browne's wife, as to which Mr. Browne disclaims beneficial ownership. Also includes 39,790 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options. Also includes 21,750 shares owned by Cold Spring Harbor Laboratory, of which Mr. Browne is an executive officer. Mr. Browne disclaims beneficial ownership of the shares owned by Cold Spring Harbor Laboratory.


 (4) Includes 21,932 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.


 (5) Includes 116,774 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

 (6) Includes 50,743 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

 (7) Consists entirely of shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

 (8) Includes 44,918 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of options.

 (9) Consists entirely of shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

(10) Includes 50,000 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

(11) Includes 121,388 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

(12) Includes 65,158 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

(13) Includes 9,700 shares owned by Mr. Takata's wife, as to which Mr. Takata disclaims beneficial ownership. Also includes 2,224 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

(14) Includes 31,251 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

(15) Includes 11,671 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

(16) Includes 650,642 shares that may be acquired at or within 60 days of December 31, 1996, pursuant to the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     At the Meeting, nine directors are to be elected, each to hold office (subject to the Corporation's Bylaws) until the next annual meeting of stockholders and until his respective successor has been elected and qualified. The nominees for election to the Board of Directors are named in the table below. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee selected by management prior to or at the Meeting, or for a motion to reduce the membership of the Board to the number of nominees available. Two directors resigned during the fiscal year ended September 30, 1996, and the Board of Directors elected a new director to fill one of the vacancies created by the resignations. The Board has determined not to fill the remaining vacancy, and the proxies solicited hereby will not be voted for more than nine nominees. The information concerning the nominees has been furnished by them to the Corporation.


                     NAME                    AGE      POSITION(S) WITH THE CORPORATION
    ---------------------------------------  ---   ---------------------------------------
    Edwin A. Gee, Ph.D. ...................  76    Chairman of the Board and Director
    Gary E. Frashier.......................  60    Vice Chairman of the Board, Chief
                                                     Executive Officer and Director
    Steve M. Peltzman......................  50    President and Director
    G. Morgan Browne.......................  61    Director
    John H. French, II.....................  65    Director
    Daryl K. Granner, M.D. ................  60    Director
    Walter M. Lovenberg, Ph.D. ............  62    Director
    Gary Takata............................  62    Director
    John P. White..........................  50    Director


BIOGRAPHICAL INFORMATION


     Edwin A. Gee, Ph.D., a director of the Corporation since 1985, served as President, Chairman of the Board and Chief Executive Officer of International Paper Company from 1978 until his retirement in April 1985. Prior to 1978, Dr. Gee was a Senior Vice President, member of the Executive Committee and a director of E.I. du Pont de Nemours and Company. Dr. Gee serves as a member of the Board of Directors of Biocryst Pharmaceuticals, Inc. and the Buckhill Falls Company. Dr. Gee is also Director Emeritus of the Salomon Brothers Fund, Inc., the Salomon Brothers Investors Fund, Inc. and the Salomon Brothers Capital Fund, Inc. Dr. Gee served as an executive officer of the Corporation, holding the position of Chairman of the Board of the Corporation from April 1987 until March 1990. Since March 1990, Dr. Gee has retained the title of Chairman of the Board, but no longer serves as an officer of the Corporation.



     Gary E. Frashier was appointed Vice Chairman and Chief Executive Officer of the Corporation in March 1994. Prior to that, he had been President and Chief Executive Officer of the Corporation from March 1990 to March 1994. From April 1987 to February 1990, he served as President, Chief Executive Officer and a director of Genex Corporation, a biotechnology company which specializes in protein engineering. From 1984 to March 1987, he was Chairman, President and Chief Executive Officer of Continental Water Systems Corporation, a corporation engaged in the manufacture and marketing of equipment to produce ultrapure water, which was purchased from Millipore Corporation ("Millipore") in a management buy-out organized by Mr. Frashier. Mr. Frashier served as an Executive Vice President of Millipore and President of Waters Associates, Inc., Millipore's liquid chromatography subsidiary, from 1980 to 1983. Mr. Frashier was elected to the Board of Directors of the Corporation in March 1990.


     Steve M. Peltzman has been President of the Corporation since March 1994. From March 1994 to September 1996, Mr. Peltzman was President and Chief Operating Officer of the Corporation. Prior to that, he had been the Corporation's Executive Vice President and Chief Operating Officer since October 1991, upon consummation of the acquisition by the Corporation of the cancer business of Applied bioTechnology, Inc. From June 1984 until October 1991, he served as President and Chief Executive Officer of Applied bioTechnology, Inc. From 1986 to 1990, Mr. Peltzman was also President of a partnership between Applied bioTechnology, Inc. and E.I. du Pont de Nemours and Company, which focused on the development of products relating to the prevention, diagnosis and treatment of human cancer. He became a director of the Corporation in March 1992.

     G. Morgan Browne has been Administrative Director of Cold Spring Harbor Laboratory since June 1985. Prior to 1985, Mr. Browne provided management services to a series of scientifically based companies. He is presently a director of Harris & Harris Group, Inc. and the New York Biotechnology Association, as well as Treasurer and a director of the Long Island Research Institute. Mr. Browne became a director of the Corporation in March 1993.


     John H. French, II, has been Vice Chairman of Southern Pacific Petroleum N.L. (U.S.) for the past six years. Mr. French has been a director of the Russian American Chamber of Commerce since December 1994, and prior to that time he was Chairman of this organization from July 1992. He was Chairman of the Board from January 1990 to February 1992, and President from 1960 to February 1992, of Research and Science Investors, Inc., a New York venture capital concern. He became a director of the Corporation in July 1988.


     Daryl K. Granner, M.D., has been a professor and Chairman of Molecular Physiology/Biophysics and of Internal Medicine at Vanderbilt University since July 1984. From 1970 to 1984 he was a faculty member at the University of Iowa, where he directed the Division of Endocrinology and Diabetes. He directs the Vanderbilt Diabetes Center, and is an acknowledged authority in the mechanism of insulin action and the pathophysiology of diabetes mellitus. He has served on numerous national advisory panels. Dr. Granner has been a director of the Corporation since September 1996. Prior to that, Dr. Granner was an independent consultant providing consulting services to the Corporation since 1992.


     Walter M. Lovenberg, Ph.D., was an Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. from 1989 through August 1993. Dr. Lovenberg served as President of the Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989. Dr. Lovenberg has received the Fulbright-Hayes Senior Scholar Award, the Public Health Service Superior Service Award and the Third International Award for Research on Adult Diseases. Dr. Lovenberg currently serves as a member of the Board of Directors of Xenometrix, Inc., Cytoclonal Pharmaceutics, Inc., BioStart, Inc. and Inflazyme, Inc. He has served on the Scientific Advisory Board of Amilyn Pharmaceuticals since 1996. Dr. Lovenberg has served as a consultant to the Corporation since October 1993. Dr. Lovenberg became a director of the Corporation in March 1994.


     Gary Takata, a founder of the Corporation, is a private investor and venture capitalist. Since March 1992, he has been President and a director of Zeron Acquisition II, Inc., and since November 1992, he has been President and a director of Juno Acquisitions, Inc. Both of these firms are business development companies. Mr. Takata has been a director of the Corporation since May 1983.

     John P. White is a partner in Cooper & Dunham LLP, a New York City law firm specializing in patent, trademark and related intellectual property matters, and has been associated with the firm since 1977. Mr. White is a member of numerous professional organizations, both legal and scientific, and has written and lectured extensively on the subject of legal protection for biotechnology. Mr. White has been a director of the Corporation since May 1985.

GENERAL INFORMATION

     The Corporation's directors are elected at the annual meeting of stockholders and hold office (subject to the Bylaws of the Corporation) until the next succeeding annual meeting of stockholders and until their successors are elected and qualified. Each of the nominees named above, with the exception of Dr. Granner, was elected as a director of the Corporation at the annual meeting of stockholders held on March 25, 1996. Dr. Granner was appointed to the Board as of September 1996 to fill the vacancy created by the resignation of Mr. Walter M. Miller.

     The Board of Directors held five meetings during the last fiscal year. None of the directors attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member held during the period in which he was a director or a committee member, as applicable.

     The Board of Directors has a Nominating Committee, which currently consists of Dr. Gee and Messrs. Frashier, French and White. The Nominating Committee held one meeting during the last fiscal year. The principal functions of the Nominating Committee are to review and select candidates for nomination to the Board of Directors. In fulfilling this responsibility, the Nominating Committee considers recommendations received from stockholders and other qualified sources. Stockholders may submit recommendations with regard to nominees for election to the Board of Directors by letter addressed to the Secretary of the Corporation.

     The Compensation Committee of the Board of Directors currently consists of Drs. Gee and Lovenberg and Messrs. French and White. The Compensation Committee held three meetings during the last fiscal year. The Compensation Committee is authorized subject to the Certificate of Incorporation and Bylaws of the Corporation and the Delaware General Corporation Law, to exercise all power and authority of the Board of Directors with respect to the compensation of employees of the Corporation. It also addresses a variety of organizational matters with respect to the Corporation and its employees. The Compensation Committee also administers the Corporation's stock option plans.

     The Audit Committee of the Board of Directors currently consists of Dr. Gee and Messrs. Browne and Takata. The Audit Committee held one meeting during the last fiscal year. The Audit Committee is responsible for reviewing the adequacy of the structure of the Corporation's financial organization and the implementation of its financial and accounting policies. In addition, the Audit Committee reviews the results of the audit performed by the Corporation's outside auditors before the Annual Report to Stockholders is published.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS NAMED ABOVE.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The names and ages of the executive officers of the Corporation as of December 31, 1996, and their positions with the Corporation are as follows:

               NAME                  AGE             POSITION(S) WITH THE CORPORATION
-----------------------------------  ---   ----------------------------------------------------
Gary E. Frashier...................   60   Vice Chairman and Chief Executive Officer since
                                           March 1994; President and Chief Executive Officer
                                           from March 1990 to March 1994
Steve M. Peltzman..................   50   President since September 1996; President and Chief
                                           Operating Officer since March 1994; Executive Vice
                                           President and Chief Operating Officer from October
                                           1991 to March 1994
Colin Goddard, Ph.D................   37   Executive Vice President and Chief Operating Officer
                                           since September 1996; Vice President, Research
                                           Operations since April 1995; Vice President,
                                           Research Operations, Pharmaceutical Division since
                                           December 1993; Director, Pharmaceutical Operations
                                           since February 1993; Director, Drug Discovery since
                                           May 1992; Program Manager, Drug Discovery since
                                           April 1991; Staff scientist since 1989
Robert L. Van Nostrand.............   39   Vice President and Chief Financial Officer since
                                           December 1996; Vice President, Finance and
                                           Administration since May 1990; Treasurer since March
                                           1992; Secretary since March 1995; Controller and
                                           Chief Accounting Officer from September 1986 to May
                                           1990
Arthur M. Bruskin, Ph.D............   41   Senior Vice President, Drug Discovery since October
                                           1996; Vice President, Drug Discovery since April
                                           1995; Director, Drug Discovery since July 1994;
                                           Director, Cancer Research since April 1992;
                                           Director, Molecular Genetics since October 1991
Ann H. Rose, Ph.D..................   55   Vice President, TGF-Beta Program and Regulatory
                                           Affairs since April 1994

     Set forth below is a biographical description of each executive officer's employment prior to employment by the Corporation, based on information supplied by such executive officers:

     Gary E. Frashier. See "Election of Directors."

     Steve M. Peltzman. See "Election of Directors."


     Colin Goddard, Ph.D., was employed as a research scientist with the National Cancer Institute in Bethesda, Maryland prior to his employment by the Corporation.


     Robert L. Van Nostrand was employed by the accounting firm of Touche Ross & Co. prior to his employment by the Corporation. Mr. Van Nostrand is a certified public accountant.


     Arthur M. Bruskin, Ph.D., was employed as Manager of Cancer Research at Applied bioTechnology, Inc. in Cambridge, Massachusetts prior to his employment by the Corporation.


     Ann H. Rose, Ph.D., was an independent consultant providing clinical and regulatory development consulting services to companies in the biopharmaceutical area prior to her employment by the Corporation.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth a summary of all compensation paid or accrued by the Corporation for services rendered for the last three completed fiscal years to its chief executive officer and its six other most highly compensated executive officers (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                                 LONG TERM
                                                                ANNUAL COMPENSATION             COMPENSATION
                                                       --------------------------------------   ------------
                                                                                    OTHER        SECURITIES      ALL OTHER
                 NAME AND                   FISCAL                                  ANNUAL       UNDERLYING       COMPEN-
            PRINCIPAL POSITION               YEAR       SALARY      BONUS(A)     COMPENSATION    OPTIONS(#)      SATION(B)
                                            ------     --------     --------     ------------   ------------     ---------
Gary E. Frashier...........................  1996      $274,969     $100,000             --        100,000        $ 4,750
  Vice Chairman, Chief                       1995       265,884       90,000             --             --          4,621
  Executive Officer and Director             1994       255,369       90,000             --        100,000          4,620
Steve M. Peltzman..........................  1996      $203,809     $ 50,000             --         50,000        $ 4,875
  President and                              1995       192,289       50,000             --        112,500          4,987
  Director                                   1994       184,742       50,000             --         40,000          4,750
Colin Goddard, Ph.D........................  1996      $129,646     $ 50,000             --         90,000        $ 3,889
  Executive Vice President and               1995       119,914       35,000             --         35,000          3,598
  Chief Operating Officer                    1994       111,875       27,000             --         25,000         11,826(c)
Robert L. Van Nostrand.....................  1996      $116,548     $ 35,000             --         35,000        $ 3,496
  Vice President and Chief                   1995       109,750       28,500             --         15,000          3,571
  Financial Officer                          1994       107,423       24,500             --             --          3,223
Arthur M. Bruskin, Ph.D....................  1996      $115,596     $ 40,000             --         75,000        $ 3,375
  Senior Vice President,                     1995       106,423       27,500             --         25,000          3,193
  Drug Discovery                             1994       102,192       16,500             --         15,000          3,066
Ann H. Rose, Ph.D..........................  1996      $149,015     $ 25,000       $ 20,000(e)      25,000        $ 2,850
  Vice President, TGF-Beta                   1995       141,346       25,000         20,000(e)      25,000          3,747
  Program and Regulatory Affairs             1994        68,019(d)    11,500         94,669(e)      30,000          1,091
J. Gordon Foulkes, Ph.D.(f)................  1996      $188,617     $ 30,000(g)          --             --        $ 4,932
  Vice President and                         1995       176,250       45,000             --         37,500          4,707
  Chief Scientific Officer and Director      1994       177,800       43,000             --         20,000          5,001


---------------

(a) Bonuses are paid subsequent to the end of the fiscal year.

(b) Represents the Corporation's contributions to the executive officers' "401(k) Savings Plan."

(c) Includes an $8,873 Outstanding Achievement Award.

(d) Dr. Rose became an employee of the Corporation on April 1, 1994.

(e) In 1996 and 1995, other annual compensation consisted of reimbursement for office expenses. In 1994, other annual compensation included $43,750 in consulting fees (earned before the commencement of employment with the Corporation), $33,418 in reimbursement for travel related expenses, and $17,501 in reimbursement for office expenses.

(f) Dr. Foulkes resigned his positions as officer and director of the Corporation as of October 1, 1996.

(g) Payable in three annual installments of $10,000 each.

STOCK OPTION GRANTS

     The following table sets forth grants of stock options made during the Corporation's fiscal year ended September 30, 1996, to each of the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZED
                                                                                                        VALUE AT ASSUMED
                                                          INDIVIDUAL GRANTS                              ANNUAL RATES OF
                                    -------------------------------------------------------------          STOCK PRICE
                                                    % OF TOTAL                                          APPRECIATION FOR
                                                  OPTIONS GRANTED                                          OPTION TERM
                                     OPTIONS       TO EMPLOYEES      EXERCISE       EXPIRATION       -----------------------
      NAME                          GRANTED(A)    IN FISCAL YEAR      PRICE            DATE             5%            10%
                                    ----------    ---------------    --------     ---------------    --------      ---------
Gary E. Frashier...................   100,000          12.89%         $9.000        June 20, 2006    $730,000     $1,690,000
Steve M. Peltzman..................    50,000           6.44%          9.000        June 20, 2006     365,000        845,000
Colin Goddard, Ph.D................    60,000           7.73%          9.000        June 20, 2006     438,000      1,014,000
                                       30,000           3.87%          7.875       Sept. 26, 2006     148,838        375,638
Robert L. Van Nostrand.............    35,000           4.51%          9.000        June 20, 2006     255,500        591,500
Arthur M. Bruskin, Ph.D............    50,000           6.44%          9.000        June 20, 2006     365,000        845,000
                                       25,000           3.22%          7.875       Sept. 26, 2006     124,031        313,031
Ann H. Rose, Ph.D..................    25,000           3.22%          9.000        June 20, 2006     182,500        422,500
J. Gordon Foulkes, Ph.D............        --             --              --                   --          --             --

---------------

(a) All options vest one-third one year from the date of grant and the remainder pro rata monthly over the ensuing 24 months.

EXERCISE OF OPTIONS

     The following table sets forth (i) certain information relating to options exercised by the named executive officers during the fiscal year ended September 30, 1996, and (ii) the total number of unexercised options at September 30, 1996, and the total value of unexercised in-the-money options at September 30, 1996, for the named executive officers:

                      AGGREGATED OPTION EXERCISES IN LAST

                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                             AGGREGATED
                                          OPTION EXERCISES           NUMBER OF SECURITIES
                                         DURING FISCAL 1996               UNDERLYING
                                       ----------------------        UNEXERCISED OPTIONS          VALUE OF UNEXERCISED
                                       SHARES                           AT FISCAL YEAR            IN-THE-MONEY OPTIONS
                                       ACQUIRED                            END (#)                AT FISCAL YEAR END(A)
                                         ON           VALUE         ----------------------       -----------------------
                NAME                   EXERCISE      REALIZED       VESTED        UNVESTED        VESTED        UNVESTED
-------------------------------------  -------       --------       -------       --------       --------       --------
Gary E. Frashier.....................  100,000       $862,500       105,497       144,503       $626,798       $216,952
Steve M. Peltzman....................   30,000        206,250       101,333       131,167        500,329        408,109
Colin Goddard, Ph.D..................   15,000         90,980        35,223       132,777        163,109        232,016
Robert L. Van Nostrand...............   30,000        207,350        28,021        46,979        135,804         58,546
Arthur M. Bruskin, Ph.D..............   25,311        157,655        14,377       106,562         68,502        176,654
Ann H. Rose, Ph.D....................      --             --         42,734        52,266        202,346        130,154
J. Gordon Foulkes, Ph.D..............  119,078        821,306         8,550        33,872         42,369        167,391


---------------


(a) Based on the closing sale price of the Corporation's Common Stock of $8.875 per share, as reported on the Nasdaq National Market on September 30, 1996, less the exercise price.

COMPENSATION OF DIRECTORS

  Monetary Compensation


     Drs. Gee, Granner and Lovenberg and Messrs. Browne, French, Takata and White (being the non-employee directors of the Corporation) are the only current directors compensated for attendance at Board of Directors' meetings. Each director is paid a $1,500 retainer per month and $1,500 for each meeting of the Board of Directors he attends. In addition, each of these persons receives $250 for each meeting of a committee of the Board he attends that is held on the same day as a meeting of the Board of Directors, and $500 for each meeting of a committee of the Board he attends that is held on a date other than a date upon which a meeting of the Board of Directors is held.


  Formula Option Grants

     Pursuant to the Corporation's 1993 Incentive and Non-Qualified Stock Option Plan, as amended (the "1993 Plan"), any director who is not also an employee of the Corporation or the designee of a third party who is entitled to representation on the Board of Directors (a "Non-Employee Director") is entitled to an automatic, formula based grant of non-qualified stock options ("NSOs"). It is intended that future formula grants will be provided pursuant to the 1997 Plan, which will be submitted to the Corporation's stockholders for approval at the Meeting. The provisions of the 1993 Plan regarding such formula grants for Non-Employee Directors are identical to those contained in the proposed 1997 Plan. On March 26, 1996, each of Drs. Gee and Lovenberg and Messrs. Browne, French, Takata and White received a formula award of options covering 20,000 shares. See "Adoption of the 1997 Incentive and Non-Qualified Stock Option Plan" below for a description of the timing and amount of formula awards and the terms and conditions of such awards.

  Stock Purchase Plan

     Pursuant to the Corporation's Directors' Stock Purchase Plan (the "DSPP"), adopted as of March 25, 1996, all Non-Employee Directors may elect to receive up to 50% of their monthly retainer fees and up to 50% of attendance fees earned during any month in the form of shares of Common Stock. The Corporation reserved 100,000 shares of Common Stock for issuance under the DSPP.

     Non-Employee Directors must file an election with the Corporation at least six months prior to the month in which the Non-Employee Director intends to participate in the DSPP. Separate elections (and different percentage amounts) may be made with respect to retainer fees and attendance fees. Six-months notice of withdrawal or change in percentage is required and elections, once made, are irrevocable. Purchases may be made monthly and the number of shares are determined based upon the fair market value of the Common Stock on the date the Non-Employee Director earns the fee designated to purchase the shares.

     Unless earlier terminated, the DSPP will continue in effect until December 13, 2006, except that if at the end of any month the aggregate funds available for purchase of Common Stock would purchase a greater number of shares than is available for purchase, the number of shares that would otherwise be purchased by each Non-Employee Director at the end of the Purchase Period will be proportionately reduced in order to eliminate the excess. The DSPP would then automatically terminate after such month. Upon expiration or termination of the DSPP, any amount not applied toward the purchase of Common Stock will be refunded to the Non-Employee Director.

  Other Payments

     Dr. Gee was paid $50,000 by the Corporation in the last fiscal year for services rendered as a general business consultant. Dr. Lovenberg was paid $50,000 by the Corporation in the last fiscal year for services rendered as a general business consultant. Dr. Granner was paid $14,417 by the Corporation in the last fiscal year for services rendered as a general business consultant.

EMPLOYMENT AGREEMENTS

  Gary E. Frashier

     In February 1990, the Corporation entered into a three-year employment agreement with Gary E. Frashier, Vice Chairman and Chief Executive Officer of the Corporation. The initial term of the agreement expired in February 1993, but pursuant to its terms, the agreement has been extended automatically on a year-to-year basis. Under the agreement, Mr. Frashier is entitled to a minimum base salary plus such other amounts, if any, as the Board may from time to time determine. In addition, Mr. Frashier is eligible for incentive bonus compensation in an amount up to 50% of his base salary. The agreement provides that Mr. Frashier will be entitled to other customary fringe benefits generally available to executive employees of the Corporation. The agreement prohibits Mr. Frashier from competing with or becoming engaged in the same business as the Corporation during the term of employment plus two years thereafter. The agreement also provides Mr. Frashier with severance benefits in the event the Corporation terminates his employment, other than for cause or due to Mr. Frashier's death or disability, or reduces his title, job duties, salary or benefits following a change in control. Upon termination of the agreement by the Corporation, the Corporation will be obligated to continue Mr. Frashier's benefits and salary for the six month period immediately following such termination, unless such termination is for cause or due to death or disability. In the event Mr. Frashier terminates his employment due to a change in control of the Corporation, Mr. Frashier will receive a payment equal to 2.99 times his base salary, and all options that were previously granted to him shall become exercisable.

  Other Executive Officers


     The Corporation has entered into employment agreements with each of Steve
M. Peltzman, Colin Goddard, Ph.D., and Ann H. Rose, Ph.D. (collectively, the "Officers"). Each agreement has a fixed term of either three or five years, but provides for automatic extensions for additional one-year terms. The agreements provide for a minimum base salary, plus such other amounts, if any, as the Board may from time to time determine. In addition, the Officers are eligible for incentive bonus compensation and are entitled to receive other customary fringe benefits generally available to executive employees of the Corporation. The agreements prohibit the Officers from competing with or becoming engaged in the same business as the Corporation during the term of employment plus one or two years thereafter. The agreements also provide the Officers with severance benefits in the event the Corporation terminates employment other than for cause or due to the Officers' death or disability. Upon such termination of an agreement by the Corporation, the Corporation will be obligated to pay the affected Officer's benefits and salary for the six month period immediately following such termination.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Corporation's fiscal year ended September 30, 1996, the Compensation Committee consisted of Dr. Gee and Messrs. French, Takata, White and Walter M. Miller from October 1, 1995 to March 25, 1996. Thereafter, the Compensation Committee consisted of Drs. Gee and Lovenberg and Messrs. French and White. Dr. Gee served as an executive officer of the Corporation from 1987 through 1990.

                      REPORT OF THE COMPENSATION COMMITTEE

TO:  THE BOARD OF DIRECTORS

     It is a part of the responsibility of the Corporation's Compensation Committee (the "Committee") to exercise the power and authority of the Board of Directors with respect to the compensation of employees and to administer the Corporation's stock option plans. Consequently it is the Committee's responsibility to review compensation levels of members of management and to evaluate the performance of management.

     In evaluating the reasonableness of compensation paid to the Corporation's executive officers, the Committee takes into account how compensation compares to compensation paid by competing companies as well as the Corporation's performance. In making this determination, the Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical areas.

     It is the Corporation's policy that the compensation of executive officers be based, in substantial part, on the Corporation's performance, as well as the individual contribution of each executive officer. As a result, much of an executive officer's compensation is "at risk" in the form of bonus and stock option compensation with target levels established by the Committee for each position relative to total cash compensation.

     The base salary of Gary Frashier, the Corporation's Chief Executive Officer, for fiscal 1996 was based principally on his rights under an employment agreement with the Corporation dated February 1990 (the "Employment Agreement"). The Employment Agreement established a minimum base annual salary based on negotiations between the Board of Directors and Mr. Frashier in connection with his joining the Corporation in February 1990. This amount has been increased each year by the Compensation Committee to keep pace with salaries being paid to other chief executive officers of similar companies and in recognition of the Corporation's performance. Mr. Frashier's base annual salary generally becomes effective on April 1st of each year, for the ensuing twelve-month period.

     Under the Employment Agreement, Mr. Frashier is eligible for incentive bonus compensation in an amount up to 50% of his base salary. Because the Corporation is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) are not appropriate in the evaluation of Mr. Frashier's performance. For fiscal year 1996, the Committee awarded Mr. Frashier a bonus of $100,000 in recognition of achievement of the following objectives: the progression of clinical trials of TGF-Beta3 for wound healing and oral mucositis; the completion of several million compound tests in the Corporation's multiple drug discovery programs; the advancement of active lead compounds toward clinical development in the Hoechst Marion Roussel, Inc. ("HMRI") and Wyeth-Ayerst Laboratories collaborations as well as in the Corporation's proprietary programs; the continued development by Pfizer Inc. towards the collaborative program's first clinical drug candidate; the renewal of the Corporation's cancer collaboration with Pfizer Inc. for five years with approximately $18 million in funding; the renewal of the HMRI collaboration for five years with approximately $12.5 million in funding; the successful equity offering completed in March 1996 including 500,000 shares to BioChem Pharma (International) Inc. raising more than $30 million, net; the establishment of a co-venture with BioChem Pharma (International) Inc. in anti-virals; the establishment of Anaderm Research Corp. with Pfizer Inc. in prescription cosmetics with the Corporation owning a 14% equity stake and royalties; the acquisitions of MYCOsearch, Inc. and Aston Molecules, Ltd. to enhance the Corporation's chemistry capabilities; and the negotiation of the agreement with Bayer AG to collaborate with the Corporation in cancer diagnostics with full funding of the program.

     The Corporation's performance (or that of the appropriate division or unit) for purposes of compensation decisions is measured under the Corporation's Annual Business Plan against goals established prior to the start of the fiscal year by the Committee and is reviewed and approved by the Committee. The Committee weights individual performance so that in each case the discretionary annual bonuses fall within a preset range.

     During 1996, the Committee also considered the grant of stock options to each of the Corporation's executive officers. Each of those officers was considered for stock options based on his or her responsibilities and relative position in the Corporation and his or her existing stock option position.

                                          Edwin A. Gee, Ph.D., Chairman
                                          John H. French, II
                                          Walter M. Lovenberg, Ph.D.
                                          John P. White

STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a five-year comparison of cumulative returns on the Corporation's Common Stock against the Standard & Poor's 500 Stock Index ("Broad Market") and the Dow Jones Industry Group Biotechnology ("Industry Index"), based on an assumed investment of $100 on October 1, 1991, in each case assuming reinvestment of all dividends.

        Measurement Period           Oncogene Science,
      (Fiscal Year Covered)                Inc.           Industry Index       Broad Market
1991                                      100.00              100.00              100.00
1992                                       72.92               88.54              111.06
1993                                       66.67               86.56              125.51
1994                                       54.17               89.48              130.15
1995                                       89.58              127.31              168.86
1996                                      147.92              158.89              203.20

                              CERTAIN TRANSACTIONS


     Mr. John P. White, a director of the Corporation, is a partner of Cooper & Dunham LLP, a New York City law firm specializing in patent, trademark and related intellectual property matters. Cooper & Dunham LLP regularly provides legal services to the Corporation. Professional fees paid or accrued by the Corporation to Cooper & Dunham LLP in the fiscal year ended September 30, 1996 did not exceed 5% of such law firm's gross revenues for its last full fiscal year.


     In July 1995, the pharmaceutical operations of Hoechst AG ("Hoechst"), Hoechst Roussel Pharmaceuticals, Inc. ("HRPI") and Marion Merrell Dow Inc. ("MMDI") combined into one entity, HMRI. Prior to this date the Corporation had collaborative agreements with all three of these companies (the "Predecessor Agreements"). HMRI succeeded to the Predecessor Agreements. In the transaction described above, HMRI acquired 1,090,909 shares and a warrant to purchase an additional 500,000 shares of the Corporation's Common Stock, which were formerly held by MMDI. Under the Predecessor Agreements, HMRI has been granted certain exclusive, worldwide licenses by the Corporation, and has the right to negotiate with the Corporation within specified parameters to obtain certain other exclusive, worldwide licenses with respect to products resulting from joint research programs. In consideration for their licenses, HMRI will pay royalties to the Corporation on sales of such products. In fiscal year 1996, the Corporation earned an aggregate of $2,439,558 in research funding under the Predecessor Agreements. The Corporation and HMRI have agreed in principle to consolidate the Predecessor Agreements into one collaborative program and are negotiating a definitive Amended and Restated Collaborative Research and License Agreement. The Corporation anticipates that the level of annual funding under the new agreement will be less than the total annual funding under the Predecessor Agreements.

                       ADOPTION OF THE 1997 INCENTIVE AND
                        NON-QUALIFIED STOCK OPTION PLAN

     Subject to stockholder approval as described in this Proxy Statement, the Board of Directors has approved a proposal to adopt the 1997 Incentive and Non-Qualified Stock Option Plan (the "1997 Plan").

DESCRIPTION OF THE 1997 PLAN


     The purpose of the 1997 Plan is to promote the interests of the Corporation by attracting and retaining outstanding individuals as directors, officers and other key employees and consultants, by encouraging and enabling such persons to acquire a proprietary and financial interest in the Corporation through the acquisition and ownership of the Corporation's Common Stock.


     Under the 1997 Plan, the Corporation may grant incentive stock options ("ISOs") and stock options that do not qualify as ISOs (non-qualified stock options or "NSOs"). The Corporation has reserved 2,000,000 shares of its Common Stock for issuance pursuant to the exercise of options granted under the 1997 Plan. Any shares subject to an option which is canceled or not exercised within the exercise period may again be subject to an option grant under the 1997 Plan. As of December 31, 1996, the market value of the securities reserved for issuance under the 1997 Plan was approximately $12,750,000. No options have been granted under the 1997 Plan as of the date of this Proxy Statement.

     The 1997 Plan will be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors of the Corporation, which may be the Compensation Committee of the Board of Directors. The Committee will have sole authority as to decisions regarding the 1997 Plan, although the Corporation may engage a third party to administer routine matters. The Committee will determine to whom (within the class of eligible persons) and when the options will be granted, the number of shares to be subject to each option grant, the duration and price of each option, the time during which an option may be exercised, whether options will be treated as ISOs and, for the most part, other terms and conditions of the options. The Committee may establish any rules and regulations it deems necessary to administer the 1997 Plan. All determinations and actions by the Committee will be final and conclusive for all purposes.


     Participation in the 1997 Plan is limited to directors, officers, key employees and consultants of the Corporation or a parent or subsidiary of the Corporation. Directors who are not also officers or key employees may be granted only NSOs. As of December 31, 1996, approximately 7 directors, 6 officers, 40 employees (based on the category of employees to whom the Committee has granted options under the Corporation's other stock option plans), who were not also officers, and 8 consultants were eligible to participate in the 1997 Plan.



     The 1997 Plan continues the automatic, formula-based grants of NSOs to directors who are not employees of the Corporation or the designees of third parties who are entitled to representation on the Board of Directors ("Non-Employee Directors") established pursuant to the Corporation's 1993 Incentive and Non-Qualified Stock Option Plan (the "1993 Plan"). The following formula-based grants to Non-Employee Directors will be made only to the extent they are not otherwise made under the similar provisions of the 1993 Plan. Each Non-Employee Director receives an NSO to purchase 50,000 shares of Common Stock (the "Initial Options") upon the Non-Employee Director's initial election to the Board at a meeting of stockholders. Each Initial Option vests one-half immediately upon grant, and one-half upon the Non-Employee Director's reelection to the Board for a second consecutive term.



     In addition to the Initial Options, the 1997 Plan provides for the annual grant of NSOs (the "Annual Options") to Non-Employee Directors at such times and in such amounts as set forth in the table below, provided that no Annual Options may be issued following the termination of the 1997 Plan, which is March 18, 2007. Each Annual Option vests one-third upon the first anniversary of its date of grant (the "Grant Date"), with the remainder vesting ratably on a monthly basis over the succeeding 24 months:

                        SCHEDULE OF ANNUAL OPTION AWARDS


  NUMBER OF SHARES
     UNDERLYING
   ANNUAL OPTION
       AWARDS                                     TIMING OF AWARDS
  ----------------    ------------------------------------------------------------------------
       20,000         On the date of the Non-Employee Director's reelection to a third one-year term;
       20,000         On the date of the Non-Employee Director's reelection to a fourth one-year term;
       15,000         On the later of the date of the annual meeting of stockholders in 1997 or the date of the Non-Employee Director's reelection to a fifth one-year term;
       15,000         On the later of the date of the annual meeting of stockholders in 1998 or the date of the Non-Employee Director's reelection to a sixth one-year term;
       10,000         On the later of the date of the annual meeting of stockholders in 1999 or the date of the Non-Employee Director's reelection to a seventh one-year term;
       10,000         On the later of the date of the annual meeting of stockholders in 2000 or the date of the Non-Employee Director's reelection to an eighth one-year term; and
       10,000         On the later of the date of the annual meeting of stockholders in 2001 or the date of the Non-Employee Director's reelection to a ninth one-year term.



     The exercise price of both the Initial Options and Annual Options (collectively, the "Formula Options") is equal to 100% of the fair market value of the Common Stock on the Grant Date. The Formula Options expire on the tenth anniversary of their respective Grant Dates, subject to the sooner expiration upon the occurrence of certain events set forth in the 1997 Plan which are generally applicable to all options granted under the 1997 Plan.


     Benefits attributable to future grants of Annual Options are not determinable since such benefits depend, in part, upon the price of the Corporation's Common Stock on the date of grant.


     The exercise price of ISOs granted under the 1997 Plan will not be less than 100% of the fair market value of the Common Stock on the date of the grant of such ISOs and not less than the par value of the Common Stock. The aggregate fair market value of the Common Stock with respect to which ISOs are first exercisable by a recipient in any calendar year may not exceed $100,000. In the case of an ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Corporation (a "10% Stockholder"), the exercise price will not be less than 110% of the fair market value of the Common Stock on the date of the grant of such ISO. With respect to NSOs granted under the 1997 Plan, the Committee will determine the exercise price at its discretion but in no case will the exercise price be less than the greater of 50% of the fair market value of the Common Stock on the date of the grant of such NSOs and the par value of such Common Stock.



     At the time of exercise of an option, the recipient must either pay to the Corporation the full purchase price of the shares in cash or, upon prior approval and conditions established by the Committee, by delivery to the Corporation of shares owned by the recipient, the fair market value of which equals the purchase price of such shares on the date of exercise of the option. In addition, unless otherwise provided by the Committee an "in the money" non-qualified stock option may be exercised on a "cashless" basis in exchange for the issuance to the optionee (or other person entitled to exercise the option) of the largest whole number of shares having an aggregate value equal to the value of such option on the date of exercise.



     No ISO, and unless otherwise determined by the Committee, no NSO under the 1997 Plan will be transferable otherwise than by will or the laws of descent and distribution. No stock acquired by a recipient upon exercise of an ISO granted under the 1997 Plan may be disposed of within two years from the date such ISO was granted, nor within one year after the transfer of such stock to the recipient, without the written consent of the Corporation. No stock acquired by a recipient upon exercise of an NSO granted under the 1997 Plan may be disposed of by the recipient within six months from the date such NSO was granted unless otherwise provided by the Committee.


     Options granted under the 1997 Plan may not have exercise periods exceeding ten years from the date of grant. With respect to an ISO granted to a 10% Stockholder, such an option will be exercisable within five years from the date of grant. Any option granted under the 1997 Plan to a recipient subject to Section 16 of the Exchange Act may be exercised only after six months from the date of its grant.

     The 1997 Plan will become effective upon stockholder approval and will terminate on March 19, 2007 or on such earlier date as the Board of Directors of the Corporation may determine. After termination of the 1997 Plan, no grants may be effected; however, previously made grants will remain outstanding in accordance with their terms and conditions and the terms and conditions of the 1997 Plan.

     The 1997 Plan may be amended by the Board of Directors of the Corporation or the Committee without the approval of the stockholders, provided that no action will be taken without the approval of the stockholders to increase the aggregate number of shares of Common Stock which may be issued or transferred under the 1997 Plan, materially increase the benefits accruing to the recipients under the 1997 Plan or materially modify the requirements as to eligibility for participation in the 1997 Plan.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE 1997 PLAN

     The following is a brief description of the federal income tax consequences of stock options which may be granted under the 1997 Plan under present tax laws.


     Incentive Stock Options. There will be no federal income tax consequences to either the recipient or the Corporation upon the grant of an ISO. Except as described below, the recipient will not have to recognize any income upon the exercise of an ISO, and the Corporation will not be allowed any deduction, as long as the recipient does not dispose of the shares within two years from the date the ISO was granted or within one year from the date the shares were transferred to the recipient (the "holding period requirement"). Upon a sale of the shares after the holding period requirement is satisfied, the recipient will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to the Corporation. If a recipient disposes of shares before the holding period requirement is satisfied, the recipient will recognize ordinary income in the year of disposition, and the Corporation will be entitled to a corresponding deduction, in an amount equal to the lesser of
(a) the excess of the fair market value of the shares on the date of exercise over the option price of the shares or (b) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement is satisfied, the recipient will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.



     A recipient may under certain circumstances be permitted to pay all or a portion of the option price of an ISO by delivering Common Stock of the Corporation. If the Common Stock delivered by a recipient as payment of the option price was acquired through a prior exercise of an ISO or an option granted under an employee stock purchase plan, and if the holding period requirement applicable to such Common Stock has not yet been met, the delivery of such Common Stock to the Corporation could be treated as a taxable sale or disposition of such stock. In general, where a recipient pays the option price of an ISO by delivering Common Stock of the Corporation, the recipient will have a zero tax basis in the shares received that are in excess of the number of shares of Common Stock delivered in payment of the option price.



     For alternative minimum tax purposes, regardless of whether the recipient satisfies the holding period requirement, the excess of the fair market value of the shares on the exercise date over the option price will be treated as a positive adjustment to the recipient's alternative minimum taxable income for the year the ISO is exercised. If the shares are disposed of in the year the ISO was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale. Exercise of an ISO may thus result in liability for alternative minimum tax.



     An ISO will generally be treated as an NSO for federal income tax purposes if it is exercised more than three months after the recipient terminates his or her employment with the Corporation, provided that this three-month limitation will not apply if the employment terminates by reason of the recipient's death. Under the 1997 Plan, an ISO will terminate 90 days after the recipient terminates employment, except in the case of a termination resulting from death or retirement. In the case of a recipient who retires, an option will not be treated as an ISO for federal income tax purposes (and will instead be treated as an NSO) if such option is exercised more than three months after the termination of employment.



     Non-Qualified Stock Options. There will be no federal income tax consequences to either the recipient or the Corporation upon the grant of an NSO. Upon the exercise of an NSO, the recipient will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and the Corporation generally will be entitled to a federal income tax deduction of the same amount.



     If a recipient pays the option price of an NSO by surrendering Common Stock held by the recipient, then, to the extent the shares received upon exercise of the option do not exceed the number of shares delivered, the recipient will be treated as making a tax-free exchange of stock and the new shares received will have the same tax basis and holding period requirement as the shares given up. In such case, the recipient will recognize ordinary compensation income in an amount equal to the fair market value of the shares received in excess of the shares delivered in payment of the option price. The basis of such additional shares will equal their fair market value on the date the option was exercised. If a recipient exercises an NSO on a cashless basis as permitted under the 1997 Plan, the recipient will recognize compensation income equal to the fair market value of the shares received and the recipient's initial tax basis in such shares will equal their fair market value.



     THE BOARD OF DIRECTORS DEEMS THE ABOVE PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND RECOMMENDS A VOTE "FOR" ADOPTION OF THE 1997 PLAN.


                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of KPMG Peat Marwick LLP, independent certified public accountants, has audited the books and records of the Corporation for several years and the Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP to audit the books and accounts of the Corporation for the current fiscal year.

     Representatives of KPMG Peat Marwick LLP are expected to be available at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.


     THE BOARD OF DIRECTORS DEEMS THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE AUDITORS FOR THE CORPORATION TO BE IN THE CORPORATION'S BEST INTERESTS AND RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.


     Based solely on the Corporation's review of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Corporation believes that, during the fiscal year ended September 30, 1996, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the following: (i) certain initial holdings of Dr. Bruskin were reported late; and (ii) with respect to two transactions by Mr. Takata, two Forms 4 were filed late.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to present proposals at the Corporation's Annual Meeting of Stockholders to be held in 1998 must submit their proposals to the Secretary of the Corporation on or before October 17, 1997. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals.
                                          By Order of the Board of Directors,

                                          /s/ ROBERT L. VAN NOSTRAND
                                          Robert L. Van Nostrand
                                          Secretary

February 14, 1997

                             ONCOGENE SCIENCE, INC.
                                     PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 19, 1997

   THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby appoints Gary E. Frashier and Robert L.
Van Nostrand, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of Oncogene Science, Inc. (the "Corporation") held of record by the undersigned on January 24, 1997, at the annual meeting of stockholders to be held on March 19, 1997, or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, "FOR" THE PROPOSAL TO ADOPT THE CORPORATION'S 1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACES PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1,2 AND 3.

                    (Continued and to be dated and signed on the reverse side.)

                     ONCOGENE SCIENCE, INC.
                     P.O. BOX 11097
                     NEW YORK, N.Y. 10203-0097

1. Election of Directors (Term to
   expire at next Annual Meeting)

   FOR all nominees      WITHHOLD AUTHORITY to vote         *EXCEPTIONS
   listed below     [ ]  for all nominees listed below [ ]              [ ]

Nominees:  Edwin A. Gee, Ph.D., Gary E. Frashier, Steve M. Peltzman, G. Morgan
           Browne, John H. French, II, Daryl K. Granner, M.D., Walter M. Lovenberg, Ph.D., Gary Takata, John P. White.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR WHOM AUTHORITY TO VOTE IS NOT WITHHELD.

*EXCEPTIONS
           -------------------------------------------------------------------

2. PROPOSAL TO ADOPT THE CORPORATION'S 1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN.

FOR [ ]         AGAINST  [ ]    ABSTAIN   [ ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the Corporation for the fiscal year ending September 30, 1997.

FOR [ ]         AGAINST  [ ]    ABSTAIN   [ ]


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.


CHANGE OF ADDRESS OR COMMENTS MARK HERE [ ]


PLEASE SIGN EXACTLY AS THE NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER AND AFFIX CORPORATE SEAL. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY GENERAL PARTNER.

DATED:                                            , 1997
       -------------------------------------------

                                                   (SEAL)
--------------------------------------------------
              Signature
                                                   (SEAL)
--------------------------------------------------
       Signature if held jointly


VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.       [ ]

(PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                               LIST OF APPENDICES

                                PLAN NAME                                   APPENDIX NO.
--------------------------------------------------------------------------  ------------
1997 Incentive and Non-Qualified Stock Option Plan........................        I

                                                                      APPENDIX I
                             ONCOGENE SCIENCE, INC.
                        1997 INCENTIVE AND NON-QUALIFIED
                               STOCK OPTION PLAN

1.  PURPOSE


     The purpose of this 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan") is to encourage and enable selected management, other key employees, directors (whether or not employees), and consultants of Oncogene Science, Inc. (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership of common stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide such employees, directors, and consultants with a more direct stake in the future welfare of the Company, and encourage them to remain with the Company or a parent or subsidiary of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment with, or become associated with, the Company or a parent or subsidiary of the Company. Pursuant to the Plan, the Company may grant (i) "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) stock options that do not qualify as incentive stock options ("non-qualified stock options"). No option granted under the Plan shall be treated as an incentive stock option unless the stock option agreement which evidences the grant refers to such option as an incentive stock option and such option satisfies the requirements of Section 422 of the Code.


     As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in Section 424 of the Code (determined as if the Company were the employer corporation).

2.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors of the Company, which may be the Compensation Committee of the Board of Directors. Except as otherwise specifically provided herein, no person, other than members of the Committee, shall have any discretion as to decisions regarding the Plan. The Company may engage a third party to administer routine matters under the Plan, such as establishing and maintaining accounts for Plan participants and facilitating transactions by participants pursuant to the Plan.

     In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretations and decisions made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall determine the terms of all options granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of shares to be covered by each option, the duration of options, the exercisability of options, whether options shall be treated as incentive stock options, and the option price.

3.  SHARES OF STOCK SUBJECT TO THE PLAN


     Except as provided in paragraphs 6(h), 6(i) and 7 hereof, the number of shares that may be issued or transferred pursuant to the exercise of options granted under the Plan shall not exceed 2,000,000 shares of Common Stock. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be subject to an option right under the Plan. The aggregate Fair Market Value, as defined in paragraph 6(k) below (determined at the time the option is granted), of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan and all plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000.

4.  ELIGIBILITY
     Incentive stock options may be granted only to management and other key employees who are employed by the Company or a parent or subsidiary of the Company. Incentive stock options may be granted to a director of the Company or a parent or subsidiary of the Company, provided that the director is also an officer or key employee. Non-qualified stock options may be granted to directors, officers, employees and consultants of the Company.

5.  GRANTING OF OPTIONS
     No options pursuant to this Plan may be granted after the close of business on March 19, 2007. The date of the grant of any option shall be the date on which the Committee authorizes the grant of such option.

6.  OPTIONS
     Options shall be evidenced by stock option agreements in such form, consistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical and shall be subject to the following terms and conditions:

          (a) Option Price. The purchase price under each incentive stock option shall be not less than 100% of the Fair Market Value of the Common Stock at the time the option is granted and not less than the par value of the Common Stock. In the case of an incentive stock option granted to an employee owning, actually or constructively under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "10% Stockholder") the option price shall not be less than 110% of the Fair Market Value of the Common Stock at the time of the grant. The purchase price under each non-qualified stock option shall be specified by the Committee, but shall in no case be less than the greater of 50% of the Fair Market Value of the Common Stock at the time the option is granted and the par value of such Common Stock.


          (b) Medium and Time of Payment. Stock purchased pursuant to the exercise of an option shall at the time of purchase be paid for in full in cash, or, upon conditions established by the Committee, by delivery of shares of Common Stock owned by the recipient. If payment is made by the delivery of shares, the value of the shares delivered shall be the Fair Market Value of such shares on the date of exercise of the option. In addition, unless otherwise provided by the Committee an "in the money" non-qualified stock option may be exercised on a "cashless" basis in exchange for the issuance to the optionee (or other person entitled to exercise the option) of the largest whole number of shares having an aggregate value equal to the value of such option on the date of exercise. For this purpose, the value of the shares delivered by the Company and the value of the option being exercised shall be determined based on the Fair Market Value of the Common Stock on the date of exercise of the option. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any federal, state, or local withholding taxes.


          (c) Waiting Period. The waiting period and time for exercising an option shall be prescribed by the Committee in each particular case; provided, however, that no option may be exercised after 10 years from the date it is granted. In the case of an incentive stock option granted to a 10% Stockholder, such option, by its terms, shall be exercisable only within five years from the date of grant.

          (d) Rights as a Stockholder. A recipient of options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          (e) Non-Assignability of Options. No incentive stock option and, except as may otherwise be specifically provided by the Committee, no non-qualified stock options, shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the lifetime of a recipient, incentive stock options and, except as may otherwise be specifically provided by the Committee, non-qualified stock options, shall be exercisable only by such recipient. If the Committee approves provisions in any particular case allowing for assignment or transfer of a non-qualified stock option, then such option will nonetheless be subject to a six-month holding period commencing on the date of grant during which period the recipient will not be permitted to assign or transfer such option, unless the Committee further specifically provides for the assignability or transferability of such option during this period. See paragraph 8 hereof for restrictions on sale of shares.


          (f) Effect of Termination of Employment. If a recipient's employment (or service as an officer, director or consultant) shall terminate for any reason, other than death or Retirement (as defined below), the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall expire unless such right is exercised within a period of 90 days after the date of such termination. The term "Retirement" shall mean the voluntary termination of employment (or service as an officer, director or consultant) by a recipient who has attained the age of 55 and who has completed at least five years of service with the Company. If a recipient's employment (or service as an officer, director or consultant) shall terminate because of death or Retirement, the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall be unaffected by such termination and shall continue until the normal expiration of such option. Notwithstanding the foregoing, the tax treatment available pursuant to Section 421 of the Code upon the exercise of an incentive stock option will not be available in connection with the exercise of any incentive stock option more than three months after the date of termination of such option recipient's employment due to Retirement. Option rights shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or a parent or subsidiary of the Company. In no event, however, shall an option be exercisable after the expiration of its original term as determined by the Committee pursuant to subparagraph 6(c) above. The Committee may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Committee determines to be appropriate. Nothing in the Plan or in any option agreement shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of a recipient at any time.


          (g) Leave of Absence. In the case of a recipient on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after 10 years from the date it is granted.

          (h) Recapitalization. In the event that dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent of the shares outstanding at the beginning of the year, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year that do not exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

          (i) Sale or Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, provided only that such substitution of options shall, with respect to incentive stock options, comply with the requirements of Section 424(a) of the Code, or (ii) give written notice to optionees that their options, which will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, must be exercised within 30 days of the date of such notice or they will be terminated.

          (j) General Restrictions. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue, transfer, or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

          The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Securities and Exchange Commission, any state securities law, the rules and regulations promulgated thereunder or the rules and regulations of any securities exchange or over the counter market on which the Common Stock is listed or in which it is included for quotation. The Board of Directors may, in connection with the granting of each option, require the individual to whom the option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the option, in whole or in part, he shall, if then required by the Company, represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Committee may prescribe. Such agreements may also, in the discretion of the Committee, contain provisions requiring the forfeiture of any options granted and/or Common Stock held, in the event of the termination of employment or association, as the case may be, of the optionee with the Company. Upon any forfeiture of Common Stock pursuant to an agreement authorized by the preceding sentence, the Company shall pay consideration for such Common Stock to the optionee, pursuant to any such agreement, without interest thereon.


          (k) "Fair Market Value." Fair Market Value for all purposes under the Plan shall mean the closing price of shares of Common Stock, as reported in The Wall Street Journal, in the NASDAQ National Market Issues or similar successor consolidated transactions reports (or a similar consolidated transactions report for the exchange on which the shares of Common Stock are then trading) for the relevant date, or if no sales of shares of Common Stock were made on such date, the average of the high and low sale prices of shares as reported in such composite transaction report for the preceding day on which sales of shares were made. If the shares are not listed on a national securities exchange or included for quotation in the NASDAQ National Market System at the time Fair Market Value is to be determined, then Fair Market Value shall be determined by the Committee in good faith pursuant to such method as to the Committee deems appropriate and equitable. Under no circumstances shall the Fair Market Value of a share of Common Stock be less than its par value.


7.  TERMINATION AND AMENDMENT OF THE PLAN

     The Board of Directors or the Committee shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any option right theretofore granted under the Plan; and, provided, further, that unless first duly approved by the stockholders of the Company entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in subparagraphs 6(h) and 6(i), no amendment or change shall be made in the Plan increasing the total number of shares which may be issued or transferred under the Plan, materially increasing the benefits to Plan participants or modifying the requirements as to eligibility for participation in the Plan.

8.  RESTRICTION ON SALE OF SHARES

     Without the written consent of the Company, no stock acquired by an optionee upon exercise of an incentive stock option granted hereunder may be disposed of by the optionee within two years from the date such incentive stock option was granted, nor within one year after the transfer of such stock to the optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition. The optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any such disposition, including any federal, state, or local withholding taxes.

     No stock acquired by an optionee upon exercise of a non-qualified stock option granted hereunder may be disposed of by the optionee (or other person eligible to exercise the option) within six months from the date such non-qualified stock option was granted, unless otherwise provided by the Committee.

9.  EFFECTIVE DATE OF THE PLAN

     This Plan shall become effective upon approval by the stockholders of the Company. The Plan shall terminate on March 19, 2007, or on such earlier date as the Board of Directors or the Committee may determine. Any option outstanding at the termination date shall remain outstanding until it has either expired or has been exercised.

10.  COMPLIANCE WITH RULE 16B-3

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or is successors. To the extent any provision of the Plan or action by the Committee (or any other person on behalf of the Committee or the Company) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

11.  AUTOMATIC GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     The purpose of this Section 11 is to continue the program of automatic grants of options to non-employee directors of the Company established pursuant to Section 11 of the Company's 1993 Incentive and Non-Qualified Stock Option Plan (the "1993 Plan"). The following options, to the extent not heretofore granted pursuant to the 1993 Plan, shall be automatically awarded:


          (a) Each director, who is not also an employee of the Company or any of its affiliates, or the designee of any stockholder of the Company pursuant to a right to designate one or more directors (an "Eligible Director") shall automatically be awarded a grant of 50,000 non-qualified stock options upon his or her initial election to the Board of Directors. Such options shall vest and be exercisable solely in accordance with the following schedule:


             (i) The options may be exercised with respect to a maximum of one-half of the option shares during the twelve-month period beginning after the date of grant.

             (ii) The options may be exercised with respect to all of the option shares upon the Eligible Director's reelection to the Board of Directors for a second consecutive term.

             (iii) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

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

          (b) In addition to the grant provided in subsection (a), each Eligible Director shall automatically be awarded a grant of non-qualified stock options upon the reelection of such Eligible Director to a third or subsequent, successive term, in the amount and at the times hereinafter set forth. Such automatic grants of non-qualified stock options commenced on June 21, 1995, pursuant to the 1993 Plan, and have occurred and shall continue to occur annually thereafter on the date of the annual meeting of stockholders for such year until the termination of the Plan. The number of options to which each Eligible Director shall be entitled pursuant to this subsection (b) shall be as follows:

              (i) 20,000 on the date of the Eligible Director's reelection to a third one-year term;

              (ii) 20,000 on the date of the Eligible Director's reelection to a fourth one-year term;

              (iii) 15,000 on the later of the date of the annual meeting of stockholders in 1997, or the date of the Eligible Director's reelection to a fifth one-year term;

              (iv) 15,000 on the later of the date of the annual meeting of stockholders in 1998, or the date of the Eligible Director's reelection to a sixth one-year term;

              (v) 10,000 on the later of the date of the annual meeting of stockholders in 1999, or the date of the Eligible Director's reelection to a seventh one-year term;

              (vi) 10,000 on the later of the date of the annual meeting of stockholders in 2000, or the date of the Eligible Director's reelection to an eighth one-year term; and

             (vii) 10,000 on the later of the date of the annual meeting of stockholders in 2001, or the date of the Eligible Director's reelection to a ninth one-year term.

          Such options shall vest and be exercisable solely in accordance with the following schedule:

              (i) The options shall not be exercisable during the twelve-month period beginning after the date of grant.

              (ii) The options may be exercised with respect to one-third of the option shares after the expiration of twelve months from the date of grant.

             (iii) The remaining two-thirds of the options shall vest and become exercisable ratably on a monthly basis over the two-year period commencing one year from the date of grant and ending three years from the date of grant.

              (iv) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

          (c) The option price for all options awarded under this Section 11 shall be equal to 100% of the Fair Market Value on the date of grant.

                                       I-6